EXHIBIT 8

                   Consent of Sutherland Asbill & Brennan LLP





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                                S.A.B. LETTERHEAD



                                 April 17, 2000


Board of Directors
AUSA Life Insurance Company, Inc.
AUSA Series Life Account
4 Manhattanville Road
Purchase, New York  10577

         RE:      AUSA Series Life Account
                  AUSA Financial Freedom Builder
                  File No. 333-38343

Gentlemen:

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus for the AUSA Financial Freedom Builder contained in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-38343) of the AUSA Series Life Account filed by AUSA Life Insurance Company, Inc. with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Very truly yours,

                                                 SUTHERLAND ASBILL & BRENNAN LLP


                                                 By:  /s/  Stephen E. Roth
                                                      Stephen E. Roth